UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 27, 2006

Date of Report (Date of earliest event reported)

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1– 10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

198 Champion Court

San Jose, California 95134-1599

(Address of principal executive offices)

(408) 943-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On October 27, 2006, the Board of Directors of Cypress Semiconductor Corporation (“Cypress”) approved compensation increases for certain of its executive officers as part of Cypress’s periodic broad-based employee merit review. The following table sets forth the new annual compensation and equity awards granted to the Company’s executive officers:

Executive Officers	Annual Salaries	Restricted Stock Units	Stock Options
Named Executive Officers:
T.J. Rodgers, President and Chief Executive Officer (1)	$—	—	—
Christopher Seams, Executive Vice President, Sales, Marketing and Operations	354,312	9,000	27,000
Brad W. Buss, Executive Vice President, Finance and Administration and Chief Financial Officer	313,500	10,667	32,000
Paul Keswick, Executive Vice President, New Product Development	304,839	10,000	30,000
All other executive officers (five)	1,296,358	38,999	117,000

All stock option grants were priced at $16.43, the closing price for Cypress stock on October 27, 2006, which was the date approved by the Board of Directors. All grants will become exercisable over a vesting period of five years.

(1)	Mr. Rodgers’ annual review was conducted separately and reported on the Company’s Form 8-K, filed July 5, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION

Date: November 1, 2006	By:	/s/ Brad W. Buss
Brad W. Buss
Executive Vice President, Finance and Administration and Chief Financial Officer